UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 7, 2016

(Date of earliest event reported)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2016, Mr. Joseph Cecil informed the Board of Directors of the NioCorp Developments, Ltd. (the “Company”) that he would not stand for re-election at the Company’s next annual general meeting of shareholders (the “Annual Meeting”) for personal reasons. Mr. Cecil will remain a director of the Company until directors are elected and qualified at the Company’s next Annual Meeting on December 9, 2016. Mr. Cecil’s refusal to stand for re-election was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices. The Company would like to thank Mr. Cecil for his service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: November 14, 2016	By:	/s/ Mark A. Smith
Mark A. Smith
Executive Chairman and Chief Executive Officer